Exhibit 99.1

OpGen Receives Expected Nasdaq Notice Regarding Delayed Form 10-Q

ROCKVILLE, Md., May 24, 2024 (GLOBE NEWSWIRE) – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or “the Company”) announced today that it received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company not filing its Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”), which serves as an additional basis for delisting the Company’s securities from Nasdaq, and that the Nasdaq Hearings Panel will consider this matter in connection with the continued listing of the Company’s securities on Nasdaq. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”).

The Company previously received written notices from Nasdaq that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) for failing to maintain a minimum bid price of $1.00 per share for a 30 consecutive business day period (the “Minimum Bid Price Rule”) and Nasdaq Listing Rule 5250(c)(1) for failing to timely file its Annual Report on Form 10-K for the period ended December 31, 2023 (the “Periodic Filing Rule”). As previously disclosed, the Company received written notice from Nasdaq that a Nasdaq Hearings Panel had granted the Company until June 3, 2024 to regain compliance with the Minimum Bid Price Rule and the Periodic Filing Rule. The most recent notice provides that the Nasdaq Hearings Panel will consider the delinquent Form 10-Q in connection with its prior grant of such additional period to regain compliance. The Company has been in communication with Nasdaq to request that the Nasdaq Hearings Panel continue to permit the Company until June 3, 2024 to regain compliance with the Minimum Bid Price Rule and file the Company’s Form 10-K and for additional time to regain compliance with the Periodic Filing Rule.

The notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. While the Company can provide no assurance as to timing, the Company is working diligently to finalize the Form 10-Q and plans to file the Form 10-Q as soon as practicable to regain compliance with the Nasdaq Listing Rule.

About OpGen, Inc.

OpGen, Inc. (Rockville, Md., U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. The Company distributes molecular microbiology solutions that help guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs.

For more information, please visit www.opgen.com

Forward-Looking Statements

This press release includes statements regarding a notice of non-compliance received from Nasdaq. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to timely complete our financial reporting processes with the Company’s auditors and file the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2024, the impacts of other unanticipated delays to the Company’s financial reporting process or other violations of Nasdaq Listing Rules, our ability to regain compliance with Nasdaq Listing Rules, our ability to continue to finance our business and operations, and our liquidity and working capital requirements. For a discussion of the most significant risks and uncertainties associated with OpGen’s business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
David E. Lazar
CEO
InvestorRelations@opgen.com